UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification of Rights of Security Holders.

The disclosure set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2014, following the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Crossroads Systems, Inc. (“Crossroads”), Crossroads filed an amendment to the Certificate of Designation of 5.0% Series F Convertible Preferred Stock (the “Amendment”). The Amendment provides that the “full-ratchet” anti-dilution provisions (as described below) with respect to Crossroads’ 5.0% Series F Convertible Preferred Stock (the “Series F Preferred Stock”) expire at 5:00 p.m. Central time, on March 14, 2014. Following the expiration of the “full-ratchet” anti-dilution provisions, the Series F Preferred Stock will be reclassified into stockholders’ equity.

Prior to the Amendment, the Certificate of Designation of 5.0% Series F Convertible Preferred Stock contained an anti-dilution adjustment provision pursuant to which, prior to the earlier to occur of (A) twelve months following the original issue date of March 28, 2013 and (B) the date on which Crossroads indicated a positive earnings per share in its public disclosures (excluding one-time, non-operational gains), if Crossroads issued or was deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which was $2.0625 per share, then the conversion price of the Series F Preferred Stock would have been reduced, concurrently with such issue, to the consideration per share received by Crossroads for such issue or deemed issue of the additional shares of common stock. Such a mechanism is commonly referred to as a “full ratchet” anti-dilution adjustment, and the full adjustment would have been triggered without regard to the number of shares issued or deemed issued.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Crossroads held its 2014 Annual Meeting of Stockholders on March 14, 2014. The following is a summary of each matter voted upon at the 2014 Annual Meeting.

Proposal 1. Election of Directors

At the meeting, Crossroads’ stockholders elected a board of directors consisting of the following four members to serve until the 2015 Annual Meeting of Stockholders, or until the election and qualification of their successors, or their earlier death, resignation or removal. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Richard K. Coleman, Jr.	8,389,839	12,162	4,686,401
Jeffrey E. Eberwein	8,390,807	11,194	4,686,401
Don Pearce	8,364,365	37,636	4,686,401
Robert G. Pearse	8,391,057	10,944	4,686,401

Proposal 2. Ratification of Independent Public Accounting Firm

Crossroads’ stockholders ratified the appointment of PMB Helin Donovan, LLP as Crossroads’ independent registered public accounting firm for the fiscal year ending October 31, 2014. The voting results were as follows:

For	Against	Abstentions
13,071,739	11,399	5,264

Proposal 3. Amendment to Crossroads’ Certificate of Incorporation by an amendment to the Certificate of Designation of Crossroads’ 5.0% Series F Convertible Preferred Stock to provide that the “full-ratchet” anti-dilution provisions with respect to Crossroads’ 5.0% Series F Convertible Preferred Stock expire on March 14, 2014

Crossroads’ stockholders approved the Amendment to Crossroads’ Certificate of Incorporation by an amendment to the Certificate of Designation of Crossroads’ 5.0% Series F Convertible Preferred Stock to provide that the “full-ratchet” anti-dilution provisions with respect to our 5.0% Series F Convertible Preferred Stock expire on March 14, 2014. The voting results were as follows:

	For	Against	Abstentions	Broker Non-Votes
Common Stock	5,208,174	34,063	5,483	4,686,401
Series F Preferred Stock	3,306,467	0	0	0
Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designation of 5.0% Series F Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: March 14, 2014	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designation of 5.0% Series F Convertible Preferred Stock.